Exhibit 99.4

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 31, 2006, MTC Technologies, Inc., a Delaware Corporation (the “Company”) and its wholly owned subsidiary, MTC Technologies, Inc., an Ohio corporation, entered into a definitive agreement with the stockholders of Aerospace Integration Corporation (AIC), a Florida corporation, to purchase all the outstanding capital stock of AIC. The agreement was effective on April 1, 2006. The purchase price for 100% of the outstanding capital stock of AIC was $44.3 million, paid in cash on April 1, 2006, all of which was borrowed under the Company’s revolving credit facility. AIC’s former stockholders may receive additional payments through 2007 if certain operating goals are achieved. The maximum amount of all contingent payments is $16 million, which would also be paid in cash.

The acquisition has been accounted for using purchase price accounting in accordance with Financial Accounting Standard No. 141, Business Combinations. The following unaudited pro forma condensed consolidated statements of income for the fiscal year ended December 31, 2005 and for the three months ended March 31, 2006 give effect to the Company’s purchase of AIC. These unaudited pro forma condensed consolidated statements of income assume that this transaction was consummated on January 1, 2005. The pro forma condensed consolidated balance sheet presents the financial position of the Company as if the acquisition of AIC was completed on March 31, 2006. The pro forma adjustments, which are based on available information and certain assumptions that the Company believes are reasonable under the circumstances, are applied to the historical financial statements of the Company. The pro forma allocation of the purchase price to the acquired assets and liabilities is based upon a preliminary valuation and studies completed subsequent to the AIC acquisition.

These pro forma condensed consolidated financial statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of operations or financial position of the Company.

This information should be read in conjunction with the Company’s previously filed Current Report on Form 8-K, dated April 3, 2006, the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and the Company’s report on Form 10-Q for the three months ended March 31, 2006, and the historical financial statements and accompanying notes of AIC included in this Current Report on Form 8-K/A.

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(Dollars in Thousands)

	MTC March 31, 2006	AIC March 31, 2006	Pro Forma Adjustments		Pro Forma March 31, 2006
Assets
Current assets:
Cash and cash equivalents	$7,891	$42	$—		$7,933
Accounts receivable, net	82,346	12,799	(22	)B	95,123
Costs and estimated earnings in excess of amounts billed on uncompleted contracts	5,458	—	—		5,458
Work-in-process inventory	7,618	868	—		8,486
Prepaid expenses and other current assets	2,464	202	—		2,666

Total current assets	105,777	13,911	(22)		119,666
Property, plant and equipment	9,688	7,883	—		17,571
Goodwill, net	135,717	—	24,393	A	160,110
Intangible assets, net	26,561	—	5,600	A	32,161
Other assets	394	54	—		448

Total assets	$278,137	$21,848	$29,971		$329,956

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$—	$3,859	$(3,859)		$—
Current maturities of long-term debt	6,625	4,065	(4,065	)A	6,625
Accounts payable	20,683	3,622	155	A	24,438
			(22	)B
Compensation and related items	14,446	2,443	—		16,889

Billings in excess of costs and estimated earnings billed on uncompleted contracts	2,393	1,203	—		3,596

Income taxes payable and other current liabilities	3,990	118	—		4,108

Total current liabilities	48,137	15,310	(7,791)		55,656
Long-term debt	48,875	5,709	38,591	A	93,175
Deferred income taxes and other long-term liabilities	4,196	135	(135	)A	4,196

Stockholders’ equity:
Common stock	16	3	(3	)A	16
Paid-in capital	121,414	77	(77	)A	121,414
Retained earnings	56,738	627	(627	)A	56,738
Treasury stock	(1,361)	(13)	13		(1,361)
Comprehensive income (loss)	122				122

Total stockholders’ equity	176,929	694	(694)		176,929

Total liabilities and stockholders’ equity	$278,137	$21,848	$29,971		$329,956

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Income

(Dollars in Thousands Except Per Share Data)

	MTC Year Ended December 31, 2005	AIC Year Ended December 31, 2005	Pro Forma Adjustments		Pro Forma Year Ended December 31, 2005
Revenue	$373,284	$33,849	$(24	)G	$407,109
Cost of revenue	312,698	26,564	(24	)G	339,238

Gross profit	60,586	7,285	—		67,871
General and administrative expenses	17,466	3,869	—		21,335
Intangible asset amortization	5,140	—	933	C	6,073

Operating income	37,980	3,416	(933)		40,463

Interest income	309	2			311
Interest expense	(2,898)	(616)	616	E	(2,898)
			(2,113	)F	(2,113)

Net interest income (expense)	(2,589)	(614)	(1,497)		(4,700)
Other income (expense)	—	(2)	—		(2)

Income before income taxes	35,391	2,800	(2,430)		35,761
Income tax expense	14,069	—	147 D		14,216

Net income	$21,322	$2,800	$(2,577)		$21,545

Earnings per common share:
Basic	$1.35				$1.37

Diluted	$1.35				$1.36

Weighted average common shares outstanding:
Basic	15,745,365				15,745,365
Diluted	15,803,821				15,803,821

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Income

(Dollars in Thousands Except Per Share Data)

	MTC Quarter Ended March 31, 2006	AIC Quarter Ended March 31, 2006	Pro Forma Adjustments		Pro Forma Quarter Ended March 31, 2006
Revenue	$88,405	$12,770	$(29	)L	$101,146
Cost of revenue	74,005	9,803	(29	)L	83,779

Gross profit	14,400	2,967	—		17,367
General and administrative expenses	4,194	2,280	—		6,474
Intangible asset amortization	1,338	—	233	H	1,571

Operating income	8,868	687	(233)		9,322

Interest income	117	—	—		117
Interest expense	(899)	(145)	145	J	(899)
			(682	)K	(682)

Net interest expense	(782)	(145)	(537)		(1,464)
Other income (expense)	—	(2,611)	2,626	M	15

Income before income taxes	8,086	(2,069)	1,856		7,873
Income tax expense	3,163	—	(83	)I	3,080

Net income	$4,923	$(2,069)	$1,939		$4,793

Basic and diluted earnings per common share:	$0.31				$0.30

Weighted average common shares outstanding:
Basic	15,768,709				15,768,709
Diluted	15,808,524				15,808,524

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

MTC TECHNOLOGIES, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Balance Sheet

A.	Pro forma adjustment to give effect to the purchase of AIC for $44.5 million, including estimated legal and accounting closing expenses as if the acquisition was completed on March 31, 2006. The excess of the purchase price over the estimated fair value of assets and liabilities acquired is estimated by management to result in the recognition by the Company of $24.4 million in goodwill. Goodwill will not be amortized in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, but will be subject to annual impairment tests.

AIC’s historical assets and liabilities, net	$694
Liabilities extinguished at closing	13,768
Goodwill associated with MTC’s acquisition of AIC	24,393
Customer contract intangible asset recorded upon acquisition	5,600

$44,455

The value of the customer contract intangible assets was based on an independent appraisal. The customer contract intangible asset will be amortized over 6 years, the estimated remaining life of the contracts including renewals. The final allocation of the purchase price, when completed, may differ materially from the preliminary purchase price allocation herein.

B.	Pro forma adjustment to give effect for the elimination of inter-company receivables between the Company and AIC as of December 31, 2005.

Statement of Income for the year ended December 31, 2005

C.	Pro forma adjustment to give effect to the amortization of the intangible assets recorded as a result of the acquisition.

D.	Pro forma adjustment to reflect income taxes as if AIC had been a C corporation for the period presented and the income tax effect of the pro forma adjustments, at an estimated effective income tax rate of approximately 39.6%.

E.	Pro forma adjustment to give effect to the elimination of AIC’s interest expense for the year ended December 31, 2005.

F.	Pro forma adjustment to reflect interest expense on the $44.3 million in debt that would have been used to consummate the acquisition on January 1, 2005. The interest rate is estimated using three month London Interbank Offered Rate (LIBOR) plus the Company’s current spread under their revolving loan of 125 basis points from the date of the transaction.

G.	Pro forma adjustment to give effect to the elimination of inter-company revenues between MTC and AIC for the year ended December 31, 2005.

Statement of Income for the quarter ended March 31, 2006

H.	Pro forma adjustment to give effect to the amortization of the intangible assets recorded as a result of the acquisition.

I.	Pro forma adjustment to reflect income taxes as if AIC had been a C corporation for the period presented and the income tax effect of the pro forma adjustments, at an estimated effective income tax rate of approximately 39.4%.

J.	Pro forma adjustment to give effect to the elimination of AIC’s interest expense for the quarter ended March 31, 2006.

K.	Pro forma adjustment to reflect interest expense on the $44.3 million in debt that would have been used to consummate the acquisition on January 1, 2005. The interest rate is estimated at three month London Interbank Offered Rate (LIBOR) plus the Company’s current spread under the revolving loan of 125 basis points.

L.	Pro forma adjustment to give effect to the elimination of inter-company revenues between MTC and AIC for the quarter ended March 31, 2006.

M.	Pro forma adjustment to give effect to the elimination of closing expenses that related to the sale of AIC.